Filed pursuant to Rule 424(b)(5)
                                                             File No. 333-137215

Pricing Supplement No. 76 dated May 14, 2007.
(To Prospectus dated September 8, 2006)
This Pricing Supplement consists of 3 pages.

             Hartford Life Insurance Company IncomeNotes(sm)

The description in this pricing supplement of the particular terms of the following series of IncomeNotes(sm) offered hereby supplements the description of the general terms and provisions of the notes set forth in the prospectus dated September 8, 2006, to which reference is hereby made.

The Notes described in this pricing supplement all have:
   A Trade Date of:                  May 21, 2007
   An Issuance Date of:              May 24, 2007

ADDITIONAL TERMS ARE DEFINED BELOW.
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                      5.25% Callable Notes due November 15, 2012

CUSIP Number:                     4165X0FF2
Series Number:                    407390
Stated Maturity Date:             November 15, 2012
Interest Rate:                    5.25%
Interest Payment Frequency:       Semi-Annually
Initial Interest Payment Date:    November 15, 2007
Price to Public:                  100%
Agent's Discount:                 1.05%
Day Count Convention:             30/360

Optional Redemption:              Yes [X]   No [ ]
   Optional Redemption Date(s):   May 15, 2009 or any Interest
                                  Payment Date thereafter.
   Initial Redemption Percentage: 100%
   Annual Percentage Reduction:   N/A
   Redemption may be:             [X] In whole only.
                                  [ ] In whole or in part.

The Survivor's Option:            [X] is  [ ] is not available.
   Annual Put Limitation:         $1 million or 1%
   Individual Put Limitation:     $250,000
   Series Put Limitation:         N/A

Special Tax Considerations:       None.

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                      5.50% Callable Notes due May 15, 2016

CUSIP Number:                     4165X0FG0
Series Number:                    407391
Stated Maturity Date:             May 15, 2016
Interest Rate:                    5.50%
Interest Payment Frequency:       Semi-Annually
Initial Interest Payment Date:    November 15, 2007
Price to Public:                  100%
Agent's Discount:                 1.45%
Day Count Convention:             30/360

Optional Redemption:              Yes [X]   No [ ]

   Optional Redemption Date(s):   May 15, 2009 or any Interest
                                  Payment Date thereafter.
   Initial Redemption Percentage: 100%
   Annual Percentage Reduction:   N/A
   Redemption may be:             [X] In whole only.
                                  [ ] In whole or in part.

The Survivor's Option:            [X] is  [ ] is not available.
   Annual Put Limitation:         $1 million or 1%
   Individual Put Limitation:     $250,000
   Series Put Limitation:         N/A

Special Tax Considerations:       None.

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                      5.75% Callable Notes due May 15, 2022

CUSIP Number:                     4165X0FH8
Series Number:                    407392
Stated Maturity Date:             May 15, 2022
Interest Rate:                    5.75%
Interest Payment Frequency:       Semi-Annually
Initial Interest Payment Date:    November 15, 2007
Price to Public:                  100%
Agent's Discount:                 2.00%
Day Count Convention:             30/360

Optional Redemption:              Yes [X]   No [ ]
   Optional Redemption Date(s):   May 15, 2010 or any Interest
                                  Payment Date thereafter.
   Initial Redemption Percentage: 100%
   Annual Percentage Reduction:   N/A
   Redemption may be:             [X] In whole only.
                                  [ ] In whole or in part.

The Survivor's Option:            [X] is  [ ] is not available.
   Annual Put Limitation:         $1 million or 1%
   Individual Put Limitation:     $250,000
   Series Put Limitation:         N/A

Special Tax Considerations:       None.

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       ADDITIONAL INFORMATION PERTAINING TO ALL NOTES DESCRIBED
                      IN THIS PRICING SUPPLEMENT:

Securities Exchange Listing:            None.
Specified Currency:                     U.S. Dollars
Authorized Denominations:               $1,000 integral amounts.
Indenture Trustee:                      The Bank of New York Trust Company, N.A
                                        is successor Indenture Trustee under
                                        Section 7.14 of the Indenture.
Other Provisions Relating to the Notes: None.

AGENTS: Bear, Stearns & Co. Inc.; A.G. Edwards & Sons, Inc.; Banc of America Securities LLC; Charles Schwab & Co., Inc.; Citigroup; Fidelity Capital Markets Services, a division of National Financial Services, LLC; Merrill Lynch & Co.; Morgan Stanley; Piper Jaffray & Co.; Raymond James; RBC Dain Rauscher, Inc.; Scott & Stringfellow, Inc.; UBS Investment Bank; Wachovia Securities

NOTE: The Opinion regarding the enforceability of the Notes and the related Consent of Counsel for Hartford Life Insurance Company is given by Marin Lorenson, Associate Counsel.

RATINGS: It is anticipated that, as of May 24, 2007 the Notes will be rated by the indicated rating agencies as follows:

            Standard & Poor's:  AA-
            Moody's:            A1
            Fitch:              AA-
            A.M. Best:          a+